THIRD AMENDMENT TO
WARRANT TO PURCHASE 1,500,000 SHARES
OF COMMON STOCK
(NO. LLCP-FMV 1)

THIS THIRD AMENDMENT TO WARRANT TO PURCHASE 1,500,000 SHARES OF COMMON STOCK is dated as of March 30, 2012 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (the “Holder” or “Purchaser”).

R E C I T A L S

A.           The Company and the Holder are parties to that certain Securities Purchase Agreement dated as of June 30, 2008, as amended by a First Amendment to Securities Purchase Agreement dated as of July 10, 2008, a Second Amendment to Securities Purchase Agreement dated as of November 13, 2009, a Third Amendment to Securities Purchase Agreement dated as of December 23, 2010, a Fourth Amendment to Securities Purchase Agreement dated as of March 31, 2011 and a Fifth Amendment to Securities Purchase Agreement dated as of February 23, 2012 (as so amended, and as further amended from time to time, the “Securities Purchase Agreement”), by and between the Company and the Holder.

B.           At the Closing of the transactions contemplated by Securities Purchase Agreement, the Company issued the Securities to the Holder, including, among others, a Warrant to Purchase 1,500,000 Shares of Common Stock (No. LLCP-FMV 1) (the “Initial Purchaser Closing FMV Warrant”).  The Initial Purchaser Closing FMV Warrant was thereafter amended pursuant to that certain Amendment to Warrant to Purchase 1,500,000 Shares of Common Stock dated as of September 24, 2008 and Second Amendment to Warrant to Purchase 1,500,000 Shares of Common Stock dated as of July 17, 2009 (the Initial Purchaser Closing FMV Warrant, as so amended, is referred to herein as the “Purchaser Closing FMV Warrant”). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement or the Purchaser Closing FMV Warrant, as applicable.

C.           By letter dated March 25, 2010, the Company notified the Purchaser pursuant to Section 3.8(d) of the Purchaser Closing FMV Warrant that the number or Warrant Shares issuable upon exercise of the Purchaser Closing FMV Warrant is 1,611,114 and the Warrant Purchase Price is $1.39818.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Warrant Amendments.

(a) Deletion of Section 3.4 of the Purchaser Closing FMV Warrant

(b) .  Pursuant to Section 4.7 of the Purchaser Closing FMV Warrant, the Company and the Purchaser agree that Section 3.4 of the Purchaser Closing FMV Warrant is hereby deleted in its entirety.

(b) Amendment to Section 3.5 of the Purchaser Closing FMV Warrant. Pursuant to Section 4.7 of the Purchaser Closing FMV Warrant, the Company and the Purchaser agree that Section 3.5 is hereby amended to delete the reference to Section 3.4 contained therein.

2. Certain Representations and Warranties.  The Company hereby represents and warrants to the Holder that (a) this Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, and (b) as of the date hereof: (i) the Purchaser Closing FMV Warrant is fully exercisable, in whole or in part, (ii) the Warrant Shares issuable upon exercise of the Purchaser Closing FMV Warrant have been duly authorized and, when issued, delivered and paid for pursuant to the terms of the Purchaser Closing FMV Warrant, shall be duly and validly issued, fully paid and nonassessable and (iii) no Consent from any Person (including any Governmental Authority) is required in connection with, and no restrictions are otherwise applicable to, this Amendment, the transactions contemplated hereby (including the reduction in the Warrant Purchase Price) or the issuance by the Company of any Warrant Shares issuable upon exercise of the Purchaser Closing FMV Warrant.

3. Confirmation; Full Force and Effect.  The amendments set forth in Section 1 amend the Purchaser FMV Warrant on and as of the date hereof, and the Purchaser Closing FMV Warrant shall remain in full force and effect as amended thereby (including for the avoidance of doubt, Section 3.5, as amended thereby), from and after the date hereof in accordance with its terms.  The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, the Notes, the Guaranties, the Warrants (as amended), the Collateral Documents (including the Liens granted in favor of the Holder thereunder) and the other Investment Documents, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

4. Miscellaneous Provisions.

(a) Entire Agreement; Successors and Assigns.  This Amendment constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes any and all other prior oral and written, and all contemporaneous oral, agreements, negotiations, discussions and understandings with respect thereto.  This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b) Counterparts.  This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:  /s/ Mark Creatura
Mark Creatura
Senior Vice President

HOLDER

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS IV, L.P., a
Delaware limited partnership

By:  /s/ Steven E.  Hartman
Steven E.  Hartman
Vice President